Exhibit 99.1


April 1, 2005


Dave Weisman
Chairman & CEO
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573

Dear Mr. Weisman,

The purpose of this letter is to document the details of discussions between Eagle and myself today regarding my position on the March 23, 2005, notice of default for the Convertible Promissory Note dated December 10, 2003, so the company can communicate the relevant details in a supplemental 8K filing. Specifically, during our recent conversations, I acknowledged the following:

1) Eagle paid me $110,712.72 on March 24, 2005, which constituted payment of the entire principal amount of my notice for the payment that was due on March 11, 2005.

2) There is currently no dispute between me and the company and I am 100% supportive of the company.

3) I sent the initial notice of default on advice of counsel simply to protect my legal rights.

4) I have no intention of demanding an acceleration of the note obligation at this time as long as the company makes the monthly note payments in a timely fashion.

I hope this clarifies my position. If I can be of any further assistance in this matter, feel free to contact me.

Sincerely,

/S/ H. Dean Cubley
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Dr. H. Dean Cubley